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                                                                    Exhibit 10.7

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), is made and entered into this 22nd day of November, 1996, by and between InsWeb Corporation, a California corporation ("Seller"), and Insurance Information Exchange, LLC, a Delaware limited liability corporation ("Buyer");

                                   WITNESSETH:

         WHEREAS, Seller is engaged in furnishing development and marketing services to the insurance industry and consumers relating to the Internet worldwide communications network and conducts several lines of business, including its Property & Casualty Agent Home Page Business (the "P&C Agent Business"); and,

         WHEREAS, the P&C Agent Business includes certain computer programs developed and owned by Seller; and,

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to buy from Seller, certain of the assets of Seller relating to the P&C Agent Business, and Seller desires to transfer, and Buyer desires to assume, certain liabilities of Seller arising in connection with the P&C Agent Business, all upon the terms and conditions and subject to the limited exceptions set forth herein; and,

         WHEREAS, Seller conducts several other lines of business through other divisions to be retained by Seller (the "Other Divisions"), and such Other Divisions are and will be dependent on the products and services of the P&C Agent Business, and the P&C Agent Business will be dependent on the products and services of Seller, the parties desire to provide for certain transition procedures, as well as an ongoing relationship;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    Article I

                                   DEFINITIONS

      As used herein, the following terms shall have the meanings set forth in this Article 1:

         1.1 "Assets". The rights and property, tangible and intangible, including but not limited to the goodwill associated therewith, used exclusively in the P&C Agent Business, as owned and operated by Seller, and as listed and described in Article II hereof.

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         1.2 "InsWeb Site". Seller's World Wide Web site on the Internet communications network, accessible as "insweb.com".

         1.3 "Affiliate". A corporation, company, or other entity in which a party hereto owns, directly or indirectly, a beneficial interest of fifty percent (50%) or more, or which, directly or indirectly, owns a beneficial interest of fifty percent (50%) or more in such party or which, directly or indirectly, controls such party, or is directly or indirectly controlled by, or under common control with, such party and/or the parent company of such party.

         1.4 "P&C Agents". Property and casualty insurance agents and organizations of such a(rents , excluding Captive Agents and Managing General Agents.

         1.5 "Captive Agents". Insurance agents, including property and casualty agents, that are affiliated exclusively with one insurance carrier.

         1.6 "Managing General Agents". Insurance agents, including property and casualty agents, that maintain a managing general agency relationship with one or more insurance carriers by which they provide a full range of representation of such carriers in a certain state or territory in such matters as the solicitation of insurance business, the collection of premiums and the adjustment and settlement of claims.

         1.7 "Transition Date". The date at which the information of the customers of the P&C Agent Business formerly posted on the InsWeb Site will be posted on Buyer's Internet site. The target Transition Date shall be the first end-of-the-month date occurring sixty (60) days following the Closing Date.

                                   Article II

                           PURCHASE AND SALE OF ASSETS

         2.1 PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase, accept, and acquire from Seller, and Seller agrees to sell, transfer, assign, convey, and deliver to Buyer, at the Closing, all right, title, and interest of Seller in and to the Assets. The Assets shall include the following:

            (a) CUSTOMER CONTRACTS. All executed contracts, licenses, arrangements and permissions with P&C Agents regarding the presentation of P&C Agent information on the InsWeb Site and services related thereto, including all rights and future payments to be made pursuant to the terms of the executed contracts (the "Customer Contracts"), as well as a list of pending, transactions with all P&C Agents, all of which are listed in Schedule A attached hereto and incorporated herein.

            (b) OTHER CONTRACTS. All contracts, agreements, licenses, commitments, arrangements, and permissions, other than the Customer Contracts, relating exclusively to the P&C Agent Business (the "General Contracts"), all of which are listed in Schedule B attached hereto and incorporated herein.

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            (c) BUSINESS RECORDS. All business and marketing records, including accounting and operating records, budgets, customer lists, supplier lists, files, correspondence and mailing lists, copies of advertising materials and brochures, and other business records used in the P&C Agent Business (the "Business Records").

            (d) PREPAID ACCOUNTS. All sums prepaid by customers of the P&C Agent Business, for services to be rendered subsequent to the Transition Date (the "Prepaid Accounts).

         2.2 EXCLUDED ASSETS. Seller shall not sell or assign to Buyer, and Buyer shall not purchase or accept assignment from Seller of, the assets identified in Schedule C (the "Excluded Assets").

                                   Article III

                            ASSUMPTION OF LIABILITIES

         3.1 ENUMERATION OF ASSUMED LIABILITIES. At and after the Closing, Buyer shall assume and agree to pay or perform only the liabilities and obligations of Seller that arise out of the P&C Agent Business or the Assets and that are expressly identified in this Section 3.1 and specifically listed on Schedule D(the "Assumed Liabilities"). All other liabilities of any description whatsoever, whether known or unknown, are specifically not assumed by Buyer. The Assumed Liabilities shall consist of the following:

                                   Article IV

                                PRICE AND PAYMENT

         4.1 PURCHASE PRICE. The purchase price for the Assets shall be $650,000.

         4.2 PAYMENT. The Purchase Price shall be due and payable in a lump sum on the second anniversary of the date of this Agreement, at which time it shall be offset against sums payable by Seller to Buyer pursuant to that certain Nonexclusive Joint Marketing and License Agreement between the parties of even date herewith.

                                    Article V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as may be set forth in a list of exceptions in Schedule E hereto, Seller hereby represents and warrants to Buyer as follows:

         5.1 ORGANIZATION. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to conduct its business (including the P&C Agent Business) and to own and lease its properties and assets (including the Assets) and, as to the conduct of the P&C Agent Business and the use and ownership of the Assets.

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         5.2 POWER AND AUTHORITY. Seller has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Seller in connection with the transactions contemplated hereby shall be, the legal, valid, and binding obligations of Seller, enforceable in accordance with their terms.

         5.3 NO CONFLICT. Neither the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with (a) any federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree applicable to Seller, the P&C Agent Business, or the Assets, (b) any provision of any charter, bylaw or other governing or organizational instrument of Seller; or, (c) any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Seller is a party or by which Seller or any of the Assets is bound.

         5.4 REQUIRED GOVERNMENT CONSENTS. Seller is aware of no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, federal, state, or local governmental authorities necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the (a) transactions contemplated hereby, or (b) the ownership and use of the Assets or the conduct of the P&C Agent Business in the manner conducted by Seller.

         5.5 REQUIRED CONTRACT CONSENTS. No approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person is necessary for (a) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Seller or the consummation by Seller of the transactions contemplated hereby; (b) the transfer and assignment to Buyer at Closing of the Customer Contracts, the General Contracts, or (c) the ownership and use of the Assets and the conduct of the P&C Agent Business (including by Buyer).

         5.6 TITLE TO TANGIBLE PROPERTY. Buyer at Closing shall obtain good and marketable title to all of the Assets, free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever.

         5.7 CONTRACTS. The Customer Contracts and the General Contracts are valid, binding, and enforceable in accordance with their terms and are in full force and effect. There are no existing defaults by Seller under any such contracts and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a default thereunder.

         5.8 LITIGATION. No claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, or investigation (collectively, "Litigation") is pending, or, to Seller's

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best knowledge, threatened against Seller, its present or former directors, officers, or employees, affecting, involving, or relating to the P&C Agent Business or any of the Assets. No Litigation has been brought against Seller affecting, involving, or relating to the P&C Agent Business or any of the Assets. Seller knows of no facts that could reasonably be expected to serve as the basis for Litigation against itself (or the Buyer upon acquisition of the P&C Agent Business), its present or former directors, officers, or employees, affecting, involving, or relating to the P&C Agent Business or the Assets.

         5.9 BROKER'S OR FINDER'S FEES. Seller has not authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on Buyer.

         5.10 DISCLAIMER. Except as expressly set forth in this Agreement or in any document, certificate, agreement, or other instrument furnished or to be furnished to Buyer pursuant to this Agreement, SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ASSETS OR TIM P&C AGENT BUSINESS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   Article VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         6.1 ORGANIZATION. Buyer is a limited liability corporation validly existing and in good standing under the laws of the State of Delaware, with the power and authority to conduct its business and to own and lease its properties and assets.

         6.2 POWER AND AUTHORITY. Buyer has the power and authority to execute, deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and Buyer has taken all necessary action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby and thereby shall be, the legal, valid, and binding obligation of Buyer, enforceable in accordance with their terms.

         6.3 BROKER'S OR FINDER'S FEES. Buyers has not authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

         6.4 NO CONFLICT. Neither the execution and delivery by Buyer of this Agreement and of the other agreements and instruments to be executed and delivered by Buyer in connection with the transactions contemplated hereby or thereby, nor the consummation by Buyer of the

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transactions contemplated hereby or thereby will violate or conflict with (a)
any federal, state, or local law, regulation, ordinance, governmental restriction, order, judgment, or decree applicable to Buyer, or (b) any provision of any charter, bylaw, or other governing or organizational instrument of Buyer.

                                   Article VII

                       CONDITIONS TO SELLER'S OBLIGATIONS

         Each of the obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES TRUE. Buyer's representations and warranties contained in this Agreement shall be true on and as of the Closing Date.

         7.2 LITIGATION. No Litigation shall be threatened or pending against Buyer or Seller before any court or governmental agency that, in the reasonable opinion of counsel for Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.3 DOCUMENTS SATISFACTORY IN FORM AND SUBSTANCE. All agreements and other documents delivered by Buyer to seller hereunder shall be in form and substance satisfactory to counsel for Seller, in the exercise of such counsel's reasonable judgment.

         7.4 OTHER AGREEMENTS. The Seller and the Buyer shall have entered into contemporaneously herewith a Non Exclusive Joint Marketing and License Agreement and an Asset Purchase Agreement, the Seller shall have entered into a Letter of Credit Agreement with Buyer's affiliate, AMS Services, Inc. and shall have executed the promissory note referenced in such agreement, and an Employment Agreement with Mr. Hussein Enan and the Buyer shall have entered into an Option Agreement with Mr. Hussein Enan and a Stock Purchase Agreement with certain employees of the Company.

                                  Article VIII

                        CONDITIONS TO BUYER'S OBLIGATIONS

         Each of the obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or the waiver by Buyer) at or prior to the Closing Date of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES TRUE. Seller's representations and warranties contained in this Agreement shall be true on and as of the Closing Date.

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         8.2 PERFORMANCE. Seller shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

         8.3 NO LITIGATION. No Litigation shall be threatened or pending against Buyer or Seller before any court or governmental agency that, in the reasonable opinion of counsel for Seller, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.4 OTHER AGREEMENTS. The Seller and the Buyer shall have entered into contemporaneously herewith a Non Exclusive Joint Marketing and License Agreement and an Asset Purchase Agreement, the Seller shall have entered into a Letter of Credit Agreement with Buyer's affiliate, AMS Services, Inc. and shall have executed the promissory note referenced in such agreement, and an Employment Agreement with Mr. Hussein Enan and the Buyer shall have entered into an Option Agreement with Mr. Hussein Enan and a Stock Purchase Agreement with certain employees of the Company.

                                   Article IX

                                     CLOSING

         9.1 CLOSING. The closing of the purchase and sale of the Assets and the transfer and assumption of the Assumed Liabilities (the "Closing") shall take place on November 22, 1996 at the offices of Seller at 9:30 A.M. local time, or at such other time and place as the parties may agree.

         9.2 ACTIONS AT CLOSING. At Closing, Buyer and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

            (a) Conveyance Instruments. Seller shall deliver to Buyer such, bills of sale, assignments, and other instruments of conveyance and transfer as Buyer may reasonably request to effect the assignment to Buyer of the Assets.

            (b) Master Copy of P&C Software. Seller shall deliver to Buyer a master copy of each Software Program (in both source code and object code form).

         9.3 FURTHER ASSURANCES. At and after the Closing, without further consideration, Seller shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as Buyer or its counsel may reasonably request (1) to vest in Buyer, and perfect and protect Buyer's fight, title, and interest in, and enjoyment of, the Assets and the P&C Agent Business, or (2) to ensure more effectively the compliance of Seller with its agreements, covenants, warranties, and representatives under this Agreement.

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                                   Article X

                 COVENANTS OF SELLER AND BUYER FOLLOWING CLOSING

         10.1 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated to the Assets and Assumed Liabilities as set forth in Schedule F and all tax returns and reports filed by Seller and Buyer with respect to the transactions contemplated by this Agreement shall be consistent with that allocation.

         10.2 TRANSFER TAXES. Except as provided in Section 12.1 regarding tax claims based on transactions prior to the Closing, all sales, transfer, and similar taxes and fees (including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyer and Buyer shall file all necessary documentation with respect to such taxes.

         10.3 NON-COMPETE. For a period of five (5) years after the Closing Date, Seller shall not engage in any business activity that competes with the P&C Agent Business, anywhere in the United States and Canada (the "Territory"), except as a customer or authorized distributor of Buyer or otherwise with Buyer's consent (which may be withheld in Buyer's sole discretion). Seller acknowledges and agrees that the current market for the P&C Agent Business can easily be extended throughout the entire Territory via the Internet, and it is therefore reasonable to prohibit Seller from competing with Buyer anywhere in such Territory. Seller shall not engage in any such activity, directly or indirectly, on its own behalf or in the service of or on behalf of others. Notwithstanding the foregoing, this Section 10.3 shall not restrict in any manner (i) the business activities of Seller's Other Divisions, as they are currently conducted, with respect to agents or organizations of agents that do not fall within the definition of P&C Agents; (ii) the ability of Seller to maintain links to and from Buyer's Internet site; or, (iii) the acquisition or use of any programming or materials by Seller solely for internal purposes or for purposes of its Other Divisions that do not compete with the P&C Agent Business.

         10.4 NONSOLICITATION OF PERSONNEL. For a period of five (5) years after the Closing Date, neither party shall solicit, divert, or recruit, for its own benefit or for the benefit of any other person or entity, any managerial or executive employee of the other party.

                                   Article XI

                   CERTAIN TRANSITION AND COOPERATION MATTERS

         11.1 TRANSITION SERVICES PROVIDED BY BOTH PARTIES.

            (a) COMMITMENT. For the period following the Closing until the Transition Date, the parties shall provide the following Transition Services:

                (i) Establish and maintain a hot link between the InsWeb Site and Buyer's Internet server on which the P&C Agent Business services will be presented;

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                (ii) Maintain on the InsWeb Site references to P&C Agent Home
Pages comparable to those currently in place.

                (iii) Work together to effect a transition of the P&C Agent Business that is both effective and as transparent to customers as possible.

            (b) MANNER AND TIME OF PERFORMANCE. Each party shall perform the Transition Services with the degree of care, skill, and diligence with which it previously performed, or may continue to perform, similar services for itself or others.

         11.2 ONGOING COOPERATION. The continuing cooperative efforts of the par-ties shall be governed by that certain Nonexclusive Joint Marketing and License Agreement between the parties of even date herewith.

                                   Article XII

                                    INDEMNITY

         12.1 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend, and hold harmless Buyer and its respective successors and assigns and the directors, officers, employees, and agents of each (collectively, the "Buyer Group"), at, and at any time after, the Closing, from and against any and all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Buyer Group, directly or indirectly, by reason of, resulting from, or arising in connection with any of the following:

            (a) BREACH OF OBLIGATION. Any breach of any representation, warranty, or agreement of Seller contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

            (b) EXCLUDED LIABILITIES. Any liabilities or obligations of any kind or nature whatsoever, whether accrued, absolute, contingent, or otherwise, known or unknown, arising out of or in connection with the conduct of the P&C Agent Business or the ownership or use of the Assets prior to the Closing Date, except for the Assumed Liabilities.

            (c) INCIDENTAL MATTERS. To the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties, incident to the foregoing.

         12.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend, and hold harmless Seller and its successors and assigns and the directors, officers, employees, and agents of each (collectively, the "Seller Group"), at, and at any time after, the Closing, from and against any

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and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts and including any net income or sales tax amount associated with all such indemnification recoveries (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Seller Group, to the extent arising from any of the following:

            (a) BREACH OF OBLIGATION. Any breach of any representation, warranty, or agreement of Buyer contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

            (b) ASSUMED LIABILITIES. Any of the Assumed Liabilities, except insofar as such Loss represents an Excluded Liability.

            (c) INCIDENTAL MATTERS. To the extent not covered by the foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties, incident to the foregoing.

         12.3 NOTICE OF CLAIM. The party entitled to indemnification hereunder (the "Claimant") shall promptly deliver to the party liable for such indemnification hereunder (the "Obligor") notice in writing (the "Required Notice") of any claim for recovery under Section 12.1 or Section 12.2, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount, of the liability arising therefrom (the "Claim"). The Claimant shall provide to the Obligor as promptly as practicable thereafter information and documentation reasonably requested by the Obligor to support and verify the claim asserted, provided that, in so doing, it may restrict or condition any disclosure in the interest of preserving privileges of importance in any foreseeable litigation.

         12.4 DEFENSE. If the facts pertaining to the Loss arise out of the claim of any third party (other than a member of the Buyer Group or Seller Group, whichever is entitled to indemnification for such matter) available by virtue of the circumstances of the Loss, the Obligor may assume the defense or the prosecution thereof, including the employment of counsel or accountants, at its cost and expense. The Claimant shall have the right to employ counsel separate from counsel employed by the Obligor in any such action and to participate therein, but the fees and expenses of such counsel employed by the Claimant shall be at its expense. The Claimant shall have the right to determine and adopt (or, in the case of a proposal by Obligor, to approve) a settlement of such matter in its reasonable discretion, except that Claimant need not consent to any settlement that (1) imposes any nonmonetary obligation or (2) Obligor does not agree to pay in full. The Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld. Whether or not the Obligor chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information, and testimony, and

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attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested in connection therewith.

         12.5 LIMITATIONS. Notwithstanding anything in this Article XII to the contrary:

            (a) THRESHOLD. No indemnification or any other claim for damages under this Agreement shall be payable by any party until (and then only to the extent that) the total of all Losses by the other party equals or exceeds $10,000; provided that such limitation shall not apply to Losses based on Excluded Liabilities.

            (b) TIME OF ASSERTION. No indemnification shall be payable by either party with respect to matters as to which the other party has not received notice within twenty four (24) months after the Closing Date.

            (c) MAXIMUM LIABILITY. A party's total liability for indemnification pursuant to Sections 12.1 and 12.2 shall not exceed the price paid hereunder.

            (d) EXCLUSIVE REMEDY. The parties hereto acknowledge and agree that this Article XII is the exclusive remedy of the parties hereto for damages for breach or misrepresentation of or under this Agreement, other than a claim or interpleader based on Buyer's failure to discharge the Assumed Liabilities or Seller's failure to discharge the Excluded Liabilities.

                                  Article XIII

                                 CONFIDENTIALITY

         13.1 NONDISCLOSURE AND USE. Each party shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of the other party, and not to use for any purpose other than the limited purposes set forth herein, any confidential information of the other party disclosed prior to the Closing or during performance hereunder. Such confidential information specifically includes all source and object code, including any proposed design and specifications for future products and products in development, marketing plans, and all other technical and business information concerning the P&C Agent Business or the Other Divisions of Seller.

         13.2 PERMITTED DISCLOSURES. Notwithstanding Section 13. 1, either party may disclose confidential information (1) where necessary to any regulatory authorities or governmental agencies pursuant to legal process or (2) if required by court order or decree.

         13.3 SCOPE OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, information shall not be deemed confidential (1) if such information is available in full from public sources; (2) if such information is received from a third party not under an obligation to keep such information confidential; or
(3) if the recipient can conclusively demonstrate that such information was independently developed by the recipient.

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                                   Article XIV

                                  MISCELLANEOUS

         14.1 ENTIRE AGREEMENT. This Agreement (including the Schedules), and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby, constitute the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         14.2 PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof

         14.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         14.4 HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof

         14.5 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         14.6 EXPENSES. Seller and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accounts, and counsel.

         14.7 NOTICES. Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to Seller to:

                  InsWeb Corporation
                  1875 S. Grant Street
                  San Mateo, CA 94402

                  Attention:  Chief Executive Officer

with a copy to:  Chief Financial Officer

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

if to Buyer to:

                  Insurance Information Exchange

                  3001 East By Pass
                  College Station, TX 77845

                  Attention:  President

with a copy to:

                  AMS Services, Inc.
                  900 Chelmsford Street
                  Tower 1, Floor 10
                  Lowell, MA 01851

                  Attention:  General Counsel

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail.

         14.8 BULK SALES LAW. The parties waive compliance with any bulk sales laws or similar laws relating to notices to creditors.

         14.9 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California without giving effect to the principles of conflicts of law thereof

         14.10 PUBLIC ANNOUNCEMENTS. Seller and Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither Seller nor Buyer shall issue any such press release or make any public statement without the agreement of the other party, except as such party's counsel advises in writing may be required by law.

         14.11 THIRD-PARTY BENEFICIARIES. With the exception of the parties to this Agreement and their Affiliates, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

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         14.12 "INCLUDING". Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as nonexclusive, noncharacterizing illustrations.

         14.13 REFERENCES. Whenever reference is made in this Agreement to any Article, Section, or Schedule, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Schedule to this Agreement.

         14.14 SURVIVAL OF AGREEMENTS. All Covenants, agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement and the Closing.

         IN WITNESS WHEREOF, each of the par-ties hereto has caused this Agreement to be executed on its behalf on the date indicated.

INSURANCE INFORMATION EXCHANGE, L.L.C.           INSWEB CORPORATION



By:   /S/ DAVID HUNTER                           By:  /S/ DARRELL J. TICEHURST
   ------------------------------                   ---------------------------

Title:   President                               Title:   President

Date:                                            Date:





                                       14
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                                   SCHEDULE A
                           TO ASSET PURCHASE AGREEMENT
                               CUSTOMER CONTRACTS


1.)      [To be listed]








                                       15
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                                   SCHEDULE B
                           TO ASSET PURCHASE AGREEMENT
                                GENERAL CONTRACTS









                                       16
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                                   SCHEDULE C
                           TO ASSET PURCHASE AGREEMENT
                                 EXCLUDED ASSETS

1.    All business and assets of the Other Divisions of InsWeb.

2. All business and assets of the P&C Division of InsWeb devoted to dealing with insurance companies and managing general agents ("MGA's").

3. That portion of the business and assets of the P&C Division of InsWeb devoted to dealing with Captive Agents, to the extent consistent with the understandings of the parties pursuant to the Nonexclusive Joint Marketing and License Agreement between the parties hereto.








                                       17
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                                   SCHEDULE D
                           TO ASSET PURCHASE AGREEMENT
                               ASSUMED LIABILITIES









                                       18
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                                   SCHEDULE E
                           TO ASSET PURCHASE AGREEMENT
                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


No exceptions taken.










                                       19
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                                   SCHEDULE F
                           TO ASSET PURCHASE AGREEMENT
                          ALLOCATION OF PURCHASE PRICE









                                       20